                                                                   EXHIBIT 10.31

                                 AMENDMENT 2 TO
             MICROSOFT CORPORATION / WEBTV SHOPPING INSERTION ORDER

This Amendment 2 is made pursuant to that certain Microsoft Corporation / WebTV Shopping Insertion Order (the "AGREEMENT") dated September 15, 2000 by and between Microsoft Corporation ("MICROSOFT") and RedEnvelope, Inc. ("COMPANY"), and sets forth the terms pursuant to which Company will participate in the shopping placements in the MSN Shopping Channel ("eSHOP"), MSN TV Service Shopping Center ("MSN TV SHOPPING") as well as other Microsoft sites (collectively, the "MICROSOFT SHOPPING CHANNELS").

Microsoft and Company hereby agree to modify the Agreement as follows, effective immediately.

1. By copy of this Amendment 2, Microsoft requests permission to assign its rights and obligations hereunder to Microsoft Online, LP, an affiliate of Microsoft Corporation. Hereinafter, Microsoft Corporation and Microsoft Online, LP will be referred to either collectively or individually as "MICROSOFT".

2. All references to "WEBTV" in the Agreement will be deemed deleted, and the words "MSN TV SHOPPING" will respectively be deemed inserted therein.

3. The Term, Total Fees and Order Summary outlined in the Agreement will be deemed deleted, and such elements will be amended and deemed inserted as set forth below:

ACCOUNT EXECUTIVE: KERRY BENJAMIN
EMAIL: Kerryb@microsoft.com

 COMPANY:   Red Envelope.com

 CONTACT:   Chas Akers                 CONTACT:
            201 Spear St. Suite 300
            San Francisco, CA 94105
--------------------------------------------------------------------------------
 SITE URL:  www.redenvelope.com      TERM:          July 1, 2002 - June 30, 2003
--------------------------------------------------------------------------------
                                     TOTAL FEES:    SEE EXHIBIT 1-B
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
       AD ELEMENTS                    ORDER TOTAL         MONTHLY GUARANTEED FEE        TOTAL AD REQUESTS
---------------------------------------------------------------------------------------------------------
[*                                  See Exhibit 1-B               $ [*]                   [*]
 *         (SEE EXHIBIT 1-A)
 *]
---------------------------------------------------------------------------------------------------------
ADDITIONAL PLACEMENTS                           n/a                   n/a                See Exhibit 1-A
[*
 *
 *]
---------------------------------------------------------------------------------------------------------

4. MAKE GOOD POLICY. The parties agree that the following sentence shall be deemed inserted in Section 4.A: If Microsoft fails to deliver the agreed upon number of ad requests during the Term, Company's sole remedy for such failure will be the extension of the Term by Microsoft at no additional cost to Company until the agreed upon number of ad requests as specified in Exhibit 1-A (the "TOTAL AD REQUESTS") (or other ad requests as the parties may agree) are provided.

5. CANCELLATION. The parties agree that Section 6 of the Agreement shall be deemed deleted, and the following shall be deemed inserted therein:

         If either Microsoft or Company defaults under this Agreement, the non-defaulting party will notify the other in writing. If the failure is not cured within five (5) business days after written notice is received by the notified party, the non-defaulting party may terminate this Agreement immediately with no further obligation to the notified party. Upon termination or expiration of this Agreement, other than by Company due to an uncured default by Microsoft, Company will immediately pay Microsoft any amounts of the Total Fee not yet paid. If Company terminates due to an uncured default by Microsoft Company will be solely obligated to render payment to Microsoft through the effective date of termination.

MICROSOFT CONFIDENTIAL

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6.       TESTING. In addition to the obligations set forth in Section 7, Company will, within thirty days after execution of this Amendment, Company will cooperate with Microsoft to conduct a 1 week test to verify that Company's technology accurately tracks MSN Users. Test will involve Company sending one or more tracking urls to Microsoft to test for click discrepancies. Company will make a reasonable effort with Microsoft to promptly resolve any discrepancies between Company's tracking results and Microsoft's tracking results.

7. In addition to the obligations set forth in Section 11, Company will ensure that web sites operated by or on behalf of Company comply with the Platform for Privacy Preferences Project requirements set forth in
         Exhibit 1-C.

8.       FEATURED SITES:

         A. PLACEMENTS: Company will receive the Featured Sites words and closely related variants set forth in Exhibit 1-D on a non-exclusive basis commencing on the date of first exhibition of Company's links by Microsoft and continuing through the end of the Term. Company's site will receive placement in relevant MSN user searches, however, Microsoft cannot guarantee Company's placement and/or ranking within the "Featured Sites" section of MSN Search. Microsoft will deliver [*] ad requests in promotion of the Featured Sites words. If Microsoft fails to deliver such ad requests by the end of the Term or the effective date of cancellation of the Featured Sites placement (if the Featured Sites portion of this Agreement is terminated by either party pursuant to Section 8.C below), Microsoft will deliver ad requests in the placements set forth in Exhibit 1-A until the earlier of such Featured Site ad request shortfall is provided or until [*]% of the ad requests in Exhibit 1-A have been delivered. Microsoft reserves the right to update the MSN Search template at any time during the Term.

         B. DELIVERY: During the Term, Microsoft will make reasonable efforts to deliver clicks to Company's site from search results on any Microsoft site. Microsoft is not obligated to deliver such clicks evenly throughout the Term. Failure by Microsoft to deliver a certain number of clicks shall not be deemed a breach of this Agreement or entitle Company to any legal remedy.

         C. FEATURED SITES CANCELLATION: At any time during the Term, either party may terminate the Featured Sites portion of this Agreement upon thirty (30) days' prior written notice to the other party. In such event, the parties will be relieved of their respective obligations with respect to the MSN Search Featured Site placements, however, Microsoft will remain obligated to provide the Total Ad Requests to Company, as set forth in Section 8.A above. The cancellation rights set forth in this Section 8 will not pertain to Company's Microsoft Shopping Channel placements.

         D. SPECIAL TERMS: (i) The final keyword and advertisement content will be subject to mutual agreement of the parties. (ii) Microsoft reserves the right to immediately suspend distribution of Company's entire Featured Site listings ("LISTINGS") if five percent (5%) or more of the total URL links from Company are not functional and accessible, and any such removal shall not constitute a breach of this Agreement,
                  (iii) Company may update or refresh the Listings once every ninety (90) days, or an alternate schedule contingent upon seasonal promotions or product changes and agreed upon by the parties. Updates will be scheduled by the parties following the date upon which the Listings are first displayed. Company will create and deliver to Microsoft all updated Listings at least fourteen (14) days' prior to the first run date for such Listing, and such updates will be subject to the same review by Microsoft as a new Listing.

This Amendment 2 will be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement. Whereby the parties enter into this Amendment 2 as of the later of the two dates below.

Microsoft                                                Company
MICROSOFT ONLINE, LP                                     RED ENVELOPE.COM
6100 Neil Road                                           201 Spear St. Suite 300
Reno, NV 89570                                           San Francisco, CA 94103

By /s/ Kerry Benjamin                                    /s/ Charles Akers and
   --------------------                                      Hilary Billings
(Sign)                                                   -----------------------
                                                         (Sign)

Kerry Benjamin                                           Charles Akers and
-----------------------                                  Hilary Billings
Name (Print)                                             -----------------------
                                                         Name (Print)

      Account Executive
-----------------------                                  _______________________
Title                                                    Title

      8/1/02                                                         8/1/02
-----------------------                                  -----------------------
Date                                                     Date
PROGRAM CONTACT: See Account Executive above

MICROSOFT CONFIDENTIAL

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

                                   EXHIBIT 1-A

                                                         FY03PROJ PRORATED AD
[*]                                                       REQUESTS (000,000)
                                                                      [*
[*
*                                                                      *
*                                                                      *
*                                                                      *
*                                                                      *


*                                                                      *

*                                                                      *


*                                                                      *
*                                                                      *
*                                                                      *


*                                                                      *
*                                                                      *


*                                                                      *
*                                                                      *



*                                                                      *
*                                                                      *


*                                                                      *
*                                                                      *

*
*                                                                      *

*                                                                      *]

*                                                                               FLIGHT
*
*]                                              [*]

MICROSOFT CONFIDENTIAL

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

[                          [*              [*

                           *               *
                           *               *
                           *               *
                           *               *
                           *               *
                           *               *
                           *               *
                           *               *
                           *]              *]
]

1.       Company is guaranteed a certain amount of ad requests as outlined in
         Exhibit 1-A: (a) [*] total ad requests in [*] and sponsored guides; (b) [*] total ad requests in [*]; (c) [*] total ad requests in [*]; (d) [*] total ad requests in [*] and (e) [*] total ad requests on [*].

2.       [*] ad requests are estimates for each site.

3. The parties will meet on a quarterly basis to review total ad requests delivered by Microsoft during the prior quarter. Microsoft's reporting will be the basis for counting ad request deliveries.

4. Microsoft will be deemed to have delivered [*] ([*]) ad requests each time the [*] placement is exhibited and [*] ([*]) ad requests each time the [*] is exhibited. Such ad requests will accrue toward the [*] placement total set forth in Section 1(a) above. Microsoft will provide Company with the total number of days Company appeared in all placements during the quarterly meeting. Such ad requests will count toward the overall ad request delivery obligation.

5. Failure by Microsoft to meet a particular cost per acquisition, or a certain return on investment metric will not be deemed a breach of this Agreement or entitle Company to any legal remedy.

MICROSOFT CONFIDENTIAL

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

                                   EXHIBIT 1-B

1. Fee. Company will pay Microsoft a flat fee of [*] dollars (US$ [*]) (the "Fee") in consideration for delivery of [*] ([*])ad requests from the elements set forth [*] Exhibit 1-A. The Fee is a non-refundable, guaranteed payment to Microsoft. The Fee will be rendered to Microsoft in twelve (12) monthly installments. The first payment hereunder is due when this Agreement is signed and returned to Microsoft. Microsoft will invoice Company for each month's payment, and Company will pay such invoiced amounts within thirty (30) days following the date of such invoice. In the event that Microsoft fails to deliver the entire [*] ad requests as outlined in Exhibit 1-A by 06/30/2003, Company will hold final installment of the Fee until all guaranteed ad requests have been met. Company will be obligated to render such final installment immediately following receipt of reports and other applicable documentation by Microsoft that such ad requests have been delivered.

2.       Commission.

         2.1      If, at any time during the Term, the aggregate Net
                  Sales generated during the Term by MSN Customers exceeds [*] dollars ($[*]) (the "REVENUE THRESHOLD"), Company shall pay to Microsoft [*] percent ([*]%) of Net Sales generated during the remainder of the Term in excess of the Revenue Threshold ("COMMISSION"). "NET SALES" means gross sales for completed sales through the Microsoft Shopping Channel placements from an MSN Customer less all service, shipping, handling and relay charges, applicable taxes, credits, chargebacks, refunds, rebates, discounts, gift certificates and credit card processing fees. A "MSN CUSTOMER" means a user who links to Company's site during the Term from a Microsoft tracking url generated by Company to Company's site and completes a transaction on Company's site: either (a) after clicking through to such site from Company's placement; or (b) subsequently revisiting Company's site within 30 days of the last click through either directly or by linking to Company's site from Company's placement or any Microsoft site. "Net Sales" will be reported solely by Company.

         2.2 Payment of Commission (if any) called for by this Section 2 will be paid on a monthly basis, in arrears within thirty (30) days after the end of any month as to which any Commission is payable. Company will remit to Microsoft the aggregate Commission due, together with a statement specifying the aggregate number of MSN Customer transactions in the applicable month.

         2.3 Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to Company's obligations described in this Section 2. Microsoft shall have the right to cause, at its sole cost and expense, an audit and/or an inspection to be made of the applicable Company records in order to verify Company's compliance with the terms of this Agreement. Any audit and/or inspection shall be conducted during regular business hours upon written notice.

3. Letter of Credit. Company will establish and maintain an irrevocable standby letter of credit (the "STANDBY LETTER") in the amount of [*] dollars ($[*]) following execution of this Amendment 2 and for a period of thirty (30) days thereafter. Company or Company's designated bank will provide the Standby Letter to Microsoft immediately upon execution of this Amendment 2. The Standby Letter will become null and void upon November 1, 2003 or upon delivery of the final installment of the contract fee by Company to Microsoft.

MICROSOFT CONFIDENTIAL

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

                                   EXHIBIT 1-C
               PLATFORM FOR PRIVACY PREFERENCES PROJECT COMPLIANCE

To successfully use cookies, the privacy features of Internet Explorer 6 require Web services to deploy compact privacy policies as defined by the Platform for Privacy Preferences (P3P) Project developed by the World Wide Web Consortium
(W3C). The Internet Explorer 6 privacy features filter cookies based on these compact policies as well as the user's privacy settings. While some cookies might not require a compact policy, implementing policies for all cookies is strongly recommended.

Online privacy has become increasingly important to consumers, privacy advocates and the government. Addressing these concerns is the responsibility of the entire internet community. To address this Microsoft has implemented new privacy tools into Internet Explorer 6 which utilize P3P. We urge you to consider deploying P3P on your site to ensure the proper use of cookies you may set and as a way to build a trust relationship with your users.

We will be having regular chats at Microsoft TechNet in the IT community Technical Chats to discuss the privacy features, cookies and how to deploy P3P.

Below are links to help you begin deployment of P3P.

INTERNET EXPLORER PRIVACY FEATURE INFORMATION LINKS:

Privacy in Internet Explorer 6, a comprehensive overview, is the best place to start learning about the new privacy features of Internet Explorer 6 and the Web site changes required to successfully utilize cookies. Alternatively the online presentation Internet Explorer 6 Privacy Features is a great introduction.

How to deploy P3P privacy policies on your Web site This overview explains the steps to take when deploying P3P beginning with a natural language privacy policy. The examples are over-simplified and used only to illustrate the steps to deployment.

The Microsoft Privacy Statement Wizard This wizard will help you to quickly and easily generate privacy policies and compact privacy policies to aid in P3P deployment.

The Platform for Privacy Preferences 1.0 Deployment Guide is the deployment guide from the W3C.

Resources For Creating P3P Based Privacy Statements is an online presentation which describes resources available to aid in P3P deployment.

Internet Explorer 6 Privacy User Experience is an online presentation which explains how users will interact with IE 6 as they utilize the privacy features.

Platform for Privacy Preferences (P3P1.0) Specification is the actual W3C candidate recommendation specifying P3P.

Internet Explorer 6 Preview - Beta test the latest in privacy features by downloading the preview version.

MICROSOFT CONFIDENTIAL

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
\
                                   EXHIBIT 1-D
                  MSN SEARCH FEATURED SITE LINKS KEY WORD LIST

adult gifts                         christmas gift exchange                     friendship gifts
anniversary                         christmas gift exchange                     fruit gift baskets
anniversary gift                    games                                       fruit gifts
anniversary gift ideas              christmas gift guide                        fun gifts
anniversary gifts                   christmas gift idea                         funny gifts
anniversary ideas                   christmas gift ideas                        garden gifts
anniversary presents                christmas gifts                             gardening gifts
baby gift                           christmas gifts for dad                     get well
baby gift baskets                   christmas gifts for guys                    get well gifts
baby gifts                          christmas gifts for her                     gift
baby shower                         christmas gifts for him                     gift and baskets
baby shower gifts                   christmas gifts for kids                    gift and ideas
baseball gifts                      christmas gifts for men                     gift basket
bat mitzvah                         christmas gifts for mom                     gift basket ideas
beer gifts                          christmas gifts for teens                   gift baskets
best christmas gifts                christmas gifts for women                   gift baskets etc
best gifts                          christmas gifts ideas                       gift boxes
birthday                            christmas present                           gift catalog
birthday gift                       christmas present ideas                     gift catalogs
birthday gift ideas                 christmas presents                          gift finder
birthday gifts                      christmas gifts                             gift for men
birthday greeting                   college gifts                               gift giving
birthday ideas                      cookie gift baskets                         gift guide
birthday presents                   cookie gifts                                gift guides
birthday wishes                     cool gifts                                  gift idea
birthdays                           corporate gift                              gift ideas
boss gifts                          corporate gift baskets                      gift ideas for christmas
boyfriend gifts                     corporate gifts                             gift ideas for him
bridesmaids gifts                   creative gift ideas                         gift ideas for men
business gifts                      creative gifts                              gift ideas for mom
channukah                           crystal gifts                               gift ideas for women
chanukah gifts                      discount gifts                              gift items
cheap christmas gifts               dog gifts                                   gift search
cheap christmas presents            electronic gifts                            gift shop
cheap gift ideas                    employee gifts                              gift shopping
cheap gifts                         engraved gifts                              gift shops
cheese gifts                        erotic gifts                                gift stores
childrens gifts                     executive gifts                             gift suggestions
children's gifts                    exotic gifts                                giftbasket
chocolate gift baskets              expensive gifts                             giftbaskets
chocolate gifts                     family gifts                                giftideas
chrismas gifts                      fathers day                                 gifting
christening gifts                   father's day                                gifts
christmas and gifts                 father's day gifts                          gifts and collectibles
christmas crafts gifts              fishing gifts                               gifts for boss
christmas food gifts                flower gifts                                gifts for bosses
christmas gift                      flowers and gifts                           gifts for boyfriends
christmas gift basket               food gift                                   gifts for boys
christmas gift baskets              food gift baskets                           gifts for christmas
                                    food gifts

MICROSOFT CONFIDENTIAL

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

gifts for couples                   home interiors and gifts                    teen gifts
gifts for dad                       hostess gifts                               thank you
gifts for dads                      house warming gifts                         thank you gifts
gifts for friends                   housewarming                                the perfect gift
gifts for girlfriends               housewarming gifts                          travel gifts
gifts for girls                     inexpensive christmas gifts                 uncommon gifts
gifts for ?ILLEGIBLE?               inexpensive gift ideas                      unique christmas gifts
gifts for grandma                   inexpensive gifts                           unique gift
gifts for grandparents              international gifts                         unique gift ideas
gifts for guys                      kids gifts                                  unique gifts
gifts for her                       kitchen gifts                               unique wedding gifts
gifts for him                       last minute christmas gifts                 unusual gifts
gifts for kids                      last minute gifts                           valentine gifts
gifts for men                       love gifts                                  valentines gifts
gifts for mom                       luxury gifts                                valentine's day gifts
gifts for parents                   men gifts                                   wedding
gifts for teachers                  mens gifts                                  wedding anniversary
gifts for teenagers                 men's gifts                                 wedding anniversary gift
gifts for teens                     mothers day                                 wedding anniversary gifts
gifts for the boss                  mother's day                                wedding gift
gifts for wife                      mother's day gifts                          wedding gift ideas
gifts for women                     music gifts                                 wedding gifts
gifts ideas                         nautical gifts                              wedding ideas
gifts in a jar                      new baby                                    weddings
gifts online                        new baby gifts                              women gifts
gifts under $20                     novelty gifts                               womens gifts
giftware                            office gifts                                women's gifts
golf gifts                          online gifts                                www.red envelope.com
gourmet food gifts                  perfect gift                                www.redenvelope.com
gourmet gift baskets                perfect gifts                               xmas gifts
gourmet gifts                       personalized gifts                          x-mas gifts
graduation                          popcom gifts                                congratulations
graduation gifts                    present                                     gardening gifts
grandma gifts                       presents                                    going away gifts
grandparent gifts                   promotional gifts                           gourmet gift
great christmas gifts               red envelope                                gourmet gifts
great gift ideas                    red envelope.com                            graduation gift
great gifts                         redenvelope.com                             graduation presents
groomsmen gifts                     retirement                                  holiday gift
guy gifts                           retirement gifts                            holiday gifts
handmade gifts                      romantic christmas gifts                    housewarming
hannukah                            romantic gift ideas                         housewarming gift
hanukkah gifts                      romantic gifts                              retirement gift
happy birthday                      sailing gifts                               sympathy gifts
holiday food gifts                  sexy gifts                                  thank you gift
holiday gift                        special gifts                               wedding present
holiday gift basket                 specialty gifts                             wedding presents
holiday gift baskets                sports gifts
holiday gift ideas                  sympathy
holiday gifts                       sympathy flowers
home interiors & gifts              teacher gifts

MICROSOFT CONFIDENTIAL

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